Exhibit 99.1

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES TABLE OF CONTENTS
December 31, 2020 and 2019

Page

INDEPENDENT AUDITOR’S REPORT	1

COMBINED FINANCIAL STATEMENTS:

Combined Balance Sheets	2

Combined Statements of Income and Changes in Members’ Equity	3

Combined Statements of Cash Flows	4

Notes to Combined Financial Statements	5-10

INDEPENDENT AUDITOR’S REPORT

To:	The Members of
Expedited Logistics and Freight Services, LLC and Affiliates
Houston, Texas

We have audited the accompanying combined financial statements of Expedited Logistics and Freight Services, LLC and Affiliates (the “Company”), which are comprised of the combined balance sheets as of December 31, 2020 and 2019, the related combined statements of income and changes in members’ equity, and cash flows for each of the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Expedited Logistics and Freight Services, LLC and Affiliates as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Houston, Texas
April 30, 2021

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

COMBINED BALANCE SHEETS

December 31, 2020 and 2019

ASSETS
	2020	2019
CURRENT ASSETS:
Cash and cash equivalents	$41,946	$789,385
Accounts receivable, net	13,962,419	14,334,141
Prepaid expenses	373,224	534,216
Total current assets	14,377,589	15,657,742
PROPERTY AND EQUIPMENT, net	173,899	257,535
OTHER ASSETS	274,724	299,995
TOTAL ASSETS	$14,826,212	$16,215,272
LIABILITIES AND MEMBERSʼ EQUITY
CURRENT LIABILITIES:
Line of credit	$2,896,926	$-
Current maturities of long-term debt	1,038,835	67,508
Accounts payable - trade	1,601,726	1,632,224
Accrued liabilities	547,315	929,453
Deposits from contractors	249,465	330,251
Total current liabilities	6,334,267	2,959,436
LONG-TERM DEBT, net of current maturities	1,039,355	66,889
TOTAL LIABILITIES	7,373,622	3,026,325
MEMBERSʼ EQUITY	7,452,590	13,188,947
TOTAL LIABILITIES AND MEMBERSʼ EQUITY	$14,826,212	$16,215,272

The accompanying notes are in integral part of these combined financial statements.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

COMBINED STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

For the years ended December 31, 2020 and 2019

	2020	2019
SERVICE REVENUE	$68,851,405	$81,529,953
COST OF SERVICE REVENUE	48,612,267	59,874,092
GROSS PROFIT	20,239,138	21,655,861
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	17,227,790	19,793,009
INCOME FROM OPERATIONS	3,011,348	1,862,852
OTHER INCOME (EXPENSE):
Other income (expense)	208,084	(2,370)
Interest expense	(74,094)	(59,500)
Gain on sale of property and equipment	1,000	5,350
Total other income (expense)	134,990	(56,520)
INCOME BEFORE STATE INCOME TAXES	3,146,338	1,806,332
PROVISION FOR STATE INCOME TAXES	218,105	242,103
NET INCOME	2,928,233	1,564,229
MEMBERSʼ EQUITY, at beginning of year	13,188,947	13,327,250
MEMBER DISTRIBUTIONS	(8,664,590)	(1,702,532)
MEMBERSʼ EQUITY, at end of year	$7,452,590	$13,188,947

The accompanying notes are in integral part of these combined financial statements.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,928,233	$1,564,229
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	780,132	199,458
Depreciation and amortization	91,636	128,465
Gain on sale of property and equipment	(1,000)	(5,350)
Changes in operating assets and liabilities:
Accounts receivable	(408,410)	3,140,505
Prepaid expenses	160,992	(169,407)
Other assets	25,271	(32,752)
Accounts payable - trade	(30,498)	(1,180,218)
Accrued liabilities	(382,138)	232,768
Deposits from contractors	(80,786)	(42,451)
Total adjustments	155,199	2,271,018
Net cash provided by operating activities	3,083,432	3,835,247
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	1,000	5,350
Purchase of property and equipment	(8,000)	(30,949)
Net cash used in investing activities	(7,000)	(25,599)
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances on line of credit	3,632,800	-
Payments on line of credit	(735,874)	(1,667,651)
Payments on long-term debt	(67,507)	(91,784)
Proceeds from issuance of long-term debt	2,011,300	-
Member distributions	(8,664,590)	(1,702,532)
Net cash used in financing activities	(3,823,871)	(3,461,967)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(747,439)	347,681
CASH AND CASH EQUIVALENTS, beginning of year	789,385	441,704
CASH AND CASH EQUIVALENTS, end of year	$41,946	$789,385
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$58,809	$54,347
Cash paid for state income taxes	$191,156	$215,671

The accompanying notes are in integral part of these combined financial statements.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(1)   Summary of operations and significant accounting policies

Nature of operations
Expedited Logistics and Freight Services, LLC provides a variety of logistic services, which include domestic and international freight shipping and forwarding and hazardous material warehousing and distribution. The Company is headquartered in Houston, Texas and also has offices in Texas, Louisiana, Colorado, and Oklahoma.

The Company has dedicated agents, those who work in specific areas to assist in logistics, in the following locations: Texas, Louisiana, North Dakota, and Oklahoma.

Basis of presentation
The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as codified by the Financial Accounting Standards Board (“FASB”) in its Accounting Standards Codification (“ASC”).

Principles of consolidation
The combined financial statements consist of three companies that are affiliated by common control and shared management and are collectively referred to in these combined financial statements as (“Expedited Logistics and Freight Services, LLC and Affiliates” and the “Company”). The entities included are Expedited Logistics and Freight Services, LLC, ELFS Management, Inc., and ELFS Brokerage, LLC. All significant intercompany accounts and transactions have been eliminated.

Recently adopted accounting standards
In March 2020, FASB issued ASU 2020-04 Reference Rate Reform (Topic 848): Facilitation of The Effects of Reference Rate Reform on Financial Reporting. The ASU provides optional expedients and exceptions for applying generally accepted accounting principles to contracts, hedging relationships and other transactions affected by reference rate reform by virtue of referencing LIBOR or another reference rate expected to be discontinued. As a result, the guidance was effective for all reporting entities immediately upon issuance on March 12, 2020 and through December 31, 2022. Both the optional expedients and election can be made after March 12, 2020, but no later than December 31, 2022. The Company adopted ASU 2020-04 and elected the practical expedients in connection with its modification of its note receivable agreement.

Accounting standards not yet adopted
In February 2016, FASB issued ASU 2016-02, Leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. The provisions of ASU 2016-02 are effective for the Company on January 1, 2022 and must apply a modified retrospective transition approach for leases existing at, or entered into, after the beginning of the earliest comparative period presented in the combined financial statements. Lessees and lessors may not apply a full retrospective transition approach. Management is in the process of evaluating the impact of adopting ASU 2016-02 on the Company’s combined financial statements.

Use of estimates
The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the amounts of revenue and expenses recognized during the reporting period.

Areas where accounting estimates are made by management include allowance for doubtful accounts and depreciation and amortization of property and equipment.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(1)   Summary of operations and significant accounting policies (continued)

Use of estimates (continued)
The Company analyzes its estimates based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Under different assumptions or conditions, the actual results could differ, possibly materially from those previously estimated. Many of the conditions impacting these assumptions are outside of the Company’s control.

Cash and cash equivalents
For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments and other similar short-term investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of credit risk
The Company primarily invests its excess cash in deposits with various banks, and at times, these deposits may exceed federally insured limits. The Company manages this risk by selecting depository institutions based, in part, upon its review of the financial stability of the institutions and has not experienced any losses on such accounts.

Accounts receivable
The Company maintains an allowance for potential credit losses based on management’s expectations of future losses in relation to the outstanding balance. The Company extends credit based on established terms and limits, and generally, does not require collateral. Accounts are written off at 180 days without continued business unless payment arrangements have been made. The allowance for doubtful accounts as of December 31, 2020 and 2019 was $270,387 and $179,870, respectively.

Property and equipment
Property and equipment are stated at cost. Additions of new equipment and major renewals and replacements of existing equipment are capitalized. Repairs and minor replacements are charged to operations as incurred. The cost and related accumulated depreciation of assets retired or sold are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is reflected in income.

Depreciation of property and equipment is provided using the straight-line method applied to the expected useful lives of the various assets. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the improvement.

Income taxes
As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the combined financial statements.

The Company is subject to income and margin taxes in various states throughout the country but primarily in Texas. As a result, the Company recorded state income tax expense of $218,105 and $242,103 as of December 31, 2020 and 2019, respectively.

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the current or prior year combined financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal or state tax authorities for years before 2017. No authorities have commenced income tax examinations as of April 30, 2021.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(1)   Summary of operations and significant accounting policies (continued)

Revenue recognition
The Company’s revenue streams are from domestic and international freight services, which includes trucking, air freight, ocean freight, customs clearance and warehousing. In addition to these revenue streams are accessorial revenue to the core services. Accessorial revenue includes, but is not limited to, fuel service charges, wait time fees, hazardous cargo fees, labor charges, handling, cartage, bonding and additional labor charges. Warehousing contracts are treated by the Company as operating lease revenue. The Company recognizes all other revenue when (or as) the Company satisfies a performance obligation. The Company records revenue from contracts on a gross basis as a principal in the presentation of revenue and expenses.

Contracts with customers are created using an agreed-upon sales price in fixed rate and cost plus margin contracts. The Company recognizes revenue for trucking, air freight and ocean freight over time as the service is being performed. Accessorial and customs brokerage services are recognized using the point in time method.

For purposes of disaggregation, the revenue streams are as follows for the years ended December 31, 2020 and 2019.

	2020	2019
Trucking	$45,866,217	$58,755,010
Air freight	8,863,339	8,957,848
Accessorial and other revenue	5,910,699	9,280,682
Warehousing	4,210,694	2,812,969
Ocean freight	3,662,188	1,125,151
Customs clearance services	338,268	598,293
Total revenue	$68,851,405	$81,529,953

Long-lived assets
The Company’s long-lived assets and other assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Company has determined there are no impairment losses for the years ended December 31, 2020 and 2019.

Subsequent events
The Company has evaluated all events or transactions that occurred after December 31, 2020 through April 30, 2021, the date the combined financial statements were available to be issued. Other than the event noted in note 5 below, no events have occurred that would have a material effect on the combined financial statements.

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(2)   Property and equipment

As of December 31, 2020 and 2019, property and equipment consisted of the following:

	Estimated useful lives	2020	2019
Machinery and equipment	3 - 5 years	$994,187	$1,014,326
Computer hardware and software	3 - 5 years	510,572	510,572
Office furniture and equipment	3 - 5 years	334,683	334,683
Vehicles	5 years	303,264	303,264
Leasehold improvements	10 years	41,077	41,077
		2,183,783	2,203,922
Less: accumulated depreciation and amortization		(2,009,884)	(1,946,387)
		$173,899	$257,535

Depreciation and amortization expense totaled $91,636 and $128,465 for the years ended December 31, 2020 and 2019, respectively, and is included in selling, general and administrative expenses.

(3)   Line of credit

The Company maintains a line of credit with a bank that provided for maximum borrowings of $10,000,000, of which $2,826,926 and $-0- was outstanding as of December 31, 2020 and 2019, respectively. Interest on outstanding balances at the London Interbank Offered Rate (“LIBOR”) plus an applicable margin of 2.2% as of December 31, 2020 and 2019, is payable monthly. The agreement includes further clarifications for potential LIBOR loan market rate issues and retains all other aspects of the original agreement. The line of credit is collateralized by substantially all assets of the Company and include personal guarantees of each of the members.

As of December 31, 2020 and 2019, the Company was in compliance with the line of credit’s restrictive and financial covenants.

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EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(4)   Long-term debt

As of December 31, 2020 and 2019, long-term debt consisted of the following:

	2020	2019
Note payable to a bank under the Small Business Administration Paycheck Protection Program (“PPP”). Interest is fixed at 1% and accrues from the date the proceeds are received. Principal and interest payments are deferred for sixteen months from the date of the loan with monthly principal and interest payments commencing September 1, 2021. The loan will mature on April 16, 2022; however, the loan may be fully or partially forgiven depending on certain criteria being met as defined by the PPP.	$2,011,300	$-

Notes payable to a bank in monthly installments of $2,111 including interest at 4%, through maturity in May 2023, collateralized by a vehicle.	57,421	80,203

Note payable to a finance company in monthly installments of $1,340 including interest at 2.98% through maturity in March 2021, collateralized by personal guarantee of members, vehicles and equipment. The note payable matured and was paid in full during 2021.	5,327	20,995

Note payable to a bank in monthly installments of $1,388 including interest at 3.28% through maturity in March 2021, collateralized by personal guarantee of members, vehicles and equipment. The note payable matured and was paid in full during 2021.	4,142	20,371

Note payable to a finance company in monthly installments of $1,294 including interest at 1.95% through maturity in October 2020, collateralized by personal guarantee of members and vehicle.	-	12,828

Long-term debt	2,078,190	134,397

Less: current maturities	(1,038,835)	(67,508)

Long-term debt, net of current maturities	$1,039,355	$66,889

EXPEDITED LOGISTICS AND FREIGHT SERVICES, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(4)   Long-term debt (continued)

Future principal payments of long-term debt as of December 31, 2020 are expected to be as follows:

Year ending December 31,
2021	$1,038,835
2022	1,030,330
2023	9,025
Total	$2,078,190

(5)   Leases

The Company leases office space and equipment under short and long-term operating leases expiring on various dates through 2028. Rent expense under these leases approximated $1,222,000 and $1,216,000 for the years ended December 31, 2020 and 2019, respectively. A summary of non-cancelable future minimum base rent lease commitments, including required minimum operating expenses is as follows:

Year ending December 31,
2021	$1,215,767
2022	1,176,315
2023	1,116,450
2024	821,613
2025	736,596
Thereafter	2,085,565
Total	$7,152,306

In February 2021, the Company entered into a lease commencing in October 2021 ending in September 2028 for a new corporate headquarters. The effect of this new lease on future contingencies has been reflected above.

(6)   Employee retirement plan

The Company provides a 401(k) retirement savings plan to substantially all employees, who meet certain eligibility requirements. The plan allows each employee to contribute pre-tax dollars within prevailing Internal Revenue Service regulations. No discretionary 401(k) contribution was made for the 2020 plan year. The Company made a discretionary 401(k) contribution of $54,580 in August 2020 for the 2019 plan year.

(7)   COVID-19 Pandemic

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and likewise the full impact of the pandemic on the Company’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry and workforce. Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, if the pandemic continues, it may have a material adverse effect on the Company’s results of operations, financial position and liquidity for the year ending December 31, 2021.